Exhibit 10.2

EXECUTION COPY

LETTER AGREEMENT
BETWEEN
SALESFORCE.COM, INC.
AND
DEUTSCHE BANK AG, LONDON BRANCH

THIS LETTER AGREEMENT (the “Letter Agreement”) is made as of December 17, 2014, between salesforce.com, inc. (“Counterparty”), and Deutsche Bank AG, London Branch (“Bank”).
DEUTSCHE BANK AG, LONDON BRANCH IS NOT REGISTERED AS A BROKER DEALER UNDER THE U.S. SECURITIES EXCHANGE ACT OF 1934. DEUTSCHE BANK SECURITIES INC. (“DBSI”) HAS ACTED SOLELY AS AGENT IN CONNECTION WITH THIS LETTER AGREEMENT AND HAS NO OBLIGATION, BY WAY OF ISSUANCE, ENDORSEMENT, GUARANTEE OR OTHERWISE WITH RESPECT TO THE PERFORMANCE OF EITHER PARTY UNDER THE THIS LETTER AGREEMENT. AS SUCH, ALL DELIVERY OF FUNDS, ASSETS, NOTICES, DEMANDS AND COMMUNICATIONS OF ANY KIND RELATING TO THIS LETTER AGREEMENT BETWEEN DEUTSCHE BANK AG, LONDON BRANCH, AND COUNTERPARTY SHALL BE TRANSMITTED EXCLUSIVELY THROUGH DEUTSCHE BANK SECURITIES INC. DEUTSCHE BANK AG, LONDON BRANCH IS NOT A MEMBER OF THE SECURITIES INVESTOR PROTECTION CORPORATION (SIPC).
WITNESSETH:
WHEREAS, Counterparty entered into (i) a base issuer warrant transaction with Bank pursuant to an ISDA confirmation dated as of January 12, 2010 (reference number 364745 and as amended from time to time, the “Base Warrant Confirmation”) and (ii) an additional issuer warrant transaction with Bank pursuant to an ISDA confirmation dated as of January 15, 2010 (reference number 365487 and as amended from time to time, the “Additional Warrant Confirmation”, and together with the Base Warrant Confirmation, the “Warrant Confirmations”), pursuant to which the Bank purchased from the Counterparty Warrants;
WHEREAS, Bank and Counterparty desire to effect a termination (the “Termination”) of the Warrant Confirmations in an amount equal to the Number of Unwound Warrants (as defined below), on the terms hereof and subject to the conditions set forth herein.
NOW, THEREFORE, in consideration of the foregoing, Counterparty and Bank, intending to be legally bound, mutually covenant and agree as follows:
Section 1.     Definitions. Capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in the Warrant Confirmations.
Section 2.    Termination.

(i)
On each Unwind Settlement Date (as defined below), the aggregate Number of Warrants for all Components in the Base Warrant Confirmation shall be reduced by the Number of Unwound Warrants (as defined below) in respect of the Relevant Week corresponding to such Unwind Settlement Date; provided that in the event that the Number of Unwound Warrants for the Relevant Week corresponding to such Unwind Settlement Date is greater than the aggregate Number of Warrants that remain outstanding under the Base Warrant Confirmation (such excess, the “Excess Warrants”), then the Number of Warrants that remain outstanding under the Additional Warrant Confirmation shall be reduced by the number of Excess Warrants; provided, further that following such reductions neither the aggregate Number of Warrants that remain outstanding under the Base Warrant Confirmation nor the aggregate Number of Warrants that remain outstanding under the Additional Warrant Confirmation shall be less than zero; provided, further that the amount by which the Number of Warrants for each

Component under each Warrant Confirmation is reduced shall be the same for all Components under each Warrant Confirmation other than differences due to rounding.

(ii)
On the Unwind End Date, (a) Bank shall send to Counterparty (x) if the aggregate Number of Warrants that remain outstanding under each of the Warrant Confirmations equals zero, a notice that Bank has completed the unwind of its Hedge Positions with respect to the aggregate Number of Warrants outstanding under each of the Warrant Confirmations as of the date hereof (the “Outstanding Warrants”) and (y) if the aggregate Number of Warrants that remain outstanding under either Warrant Confirmation is greater than zero, a notice containing the Number of Warrants that remain outstanding under each Warrant Confirmation with respect to each Component thereunder, including a schedule of such reduced Number of Warrants for each Component that will replace the Number of Warrants referenced in Annex A of each Warrant Confirmation and (b) Bank shall send to Goldman, Sachs & Co. (with a copy to: Michael Voris, (212) 902-4895, michael.voris@gs.com; Bryan Goldstein, (212) 855-9696, Bryan.Goldstein@gs.com; and eq-derivs-notifications@ny.email.gs.com) a notice indicating that Bank is no longer unwinding its Hedge Positions with respect to the Outstanding Warrants. The parties further agree that in the case of clause (a)(y) above, the Capped Number set forth in the “Limitations on Settlement by Issuer” section of each Warrant Confirmation will be amended to reflect the Termination.

Section 3.    Settlement in Respect of Termination. On each Unwind Settlement Date, Counterparty shall deliver to Bank a number of Shares equal to the product of (i) the Number of Unwound Warrants in respect of the Relevant Week corresponding to such Unwind Settlement Date multiplied by (ii) the Number of Shares per Warrant in respect of the Relevant Week corresponding to such Unwind Settlement Date. Such Shares shall be delivered to Bank in book-entry format through the facilities of the Depository Trust Company and shall be free of any transfer restrictions, whether under securities laws or otherwise.
“Unwind Settlement Date” means the date one Settlement Cycle following the last Scheduled Trading Day of each calendar week during the Unwind Period (each such week, a “Relevant Week”), provided that the Unwind Settlement Date for the final Relevant Week shall occur one Settlement Cycle following the Unwind End Date (the “Final Unwind Settlement Date”).
“Unwind Period” means the period of consecutive Scheduled Trading Days commencing on and including the Unwind Start Date and ending on and including the Unwind End Date, subject to the last paragraph in Exhibit A.
“Unwind Start Date” means the Scheduled Trading Day immediately following the date hereof.
“Unwind End Date” means the earlier of (i) February 27, 2015 and (ii) the date on which Bank completes the unwind of its Hedge Positions with respect to the Outstanding Warrants.
“Number of Shares per Warrant” with respect to any Relevant Week means an amount determined based on the grid attached as Exhibit A to this Letter Agreement.
“Number of Unwound Warrants” with respect to any Relevant Week means the number of Warrants with respect to which Bank has completed the unwind of its Hedge Positions during such Relevant Week.
Section 4.     Representations. Counterparty hereby represents and warrants to Bank that:

(i)
this agreement has been duly authorized, executed and delivered by Counterparty and constitutes its valid and binding agreement, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally;

(ii)
it is not entering into this Letter Agreement to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for the Shares) or to manipulate the price of the

Shares (or any security convertible into or exchangeable for the Shares) or otherwise in violation of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(iii)	Counterparty is not, and after giving effect to the transactions contemplated hereby, will not be, an “investment company” as such term is defined in the Investment Company Act;

(iv)
Counterparty is not as of the date hereof, and shall not be after giving effect to the transactions contemplated hereby, “insolvent” (as such term is defined in Section 101(32) of the U.S. Bankruptcy Code);

(v)
the Shares or securities that are convertible into, or exchangeable or exercisable for, Shares will not be subject to a “restricted period” as such term is defined in Regulation M under the Exchange Act during the Unwind Period;

(vi)
(a) the Shares to be delivered to Bank pursuant to Section 3 have been duly authorized and, when delivered pursuant to the terms hereof, shall be validly issued, fully-paid and non-assessable, and such issuance of Shares shall not be subject to any preemptive or similar rights and (b) such number of Shares have been accepted for listing or quotation on the Exchange, subject to notice of issuance; and

(vii)
Counterparty has not made any purchase of blocks by or for itself or any of its “affiliated purchasers” (as such term is defined in Rule 10b-18 under the Exchange Act) pursuant to the one block purchase per week exception in Rule 10b-18(b)(4) under the Exchange Act during each of the four calendar weeks preceding, and during the week of, the date hereof, and Counterparty agrees and acknowledges that it shall not, and shall cause its affiliates and affiliated purchasers not to, directly or indirectly (including by means of a derivative instrument) enter into any transaction to purchase any Shares during the period beginning on and including the date hereof and ending on and including the last day of the Unwind Period. For the avoidance of doubt, this clause (vi) shall not prohibit any purchase of Shares effected by or for an issuer “plan” by an “agent independent of the issuer” (as such terms are defined in Rule 10b-18 under the Exchange Act).

Section 5.    No Reliance, etc. Each party represents that (i) it is entering into this Letter Agreement as principal (and not as agent or in any other capacity); (ii) neither the other party nor any of its agents are acting as a fiduciary for it; (iii) it is not relying upon any representations except those expressly set forth in this Letter Agreement; (iv) it has not relied on the other party for any legal, regulatory, tax, business, investment, financial, and accounting advice, and it has made its own investment, hedging, and trading decisions based upon its own judgment and upon any view expressed by the other party or any of its agents; (v) it is entering into this Letter Agreement with a full understanding of the terms, conditions and risks thereof and it is capable of and willing to assume those risks. Counterparty represents that (vi) on the date hereof, (A) none of Issuer and its officers and directors is aware of any material nonpublic information regarding Issuer or the Shares and (B) all reports and other documents filed by Issuer with the Securities and Exchange Commission pursuant to the Exchange Act when considered as a whole (with the more recent such reports and documents deemed to amend inconsistent statements contained in any earlier such reports and documents), do not contain any untrue statement of a material fact or any omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

Section 6.    Account for Delivery of Shares to Bank:

DEUTSCHE BANK SECURITIES INC
Sub Agent BIC: NWSCUS33
Inst/Broker ID: 00000573
Agent ID: 00000573
DTC Participant ID: 00000573

Section 7.    No Other Changes. Except as expressly set forth herein, all of the terms and conditions of the Warrant Confirmations shall remain in full force and effect and are hereby confirmed in all respects.
Section 8.    Acknowledgments and Agreements. Counterparty acknowledges and agrees that (i) Counterparty does not have, and shall not attempt to exercise, any influence over how, when or whether to effect purchases of the Shares by Bank (or its agent or affiliate) in connection with this Letter Agreement and (ii) Counterparty is entering into this Letter Agreement and, if applicable, will deliver any notice hereunder in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 promulgated under the Exchange Act, and that it has not entered into or altered and will not enter into or alter any corresponding or hedging transaction or position with respect to the Shares. Counterparty and Bank each acknowledges that it is the intent of the parties that this Letter Agreement comply with the requirements of paragraphs (c)(1)(i)(A) and (B) of Rule 10b5-1 under the Exchange Act and this Letter Agreement shall be interpreted to comply with the requirements of Rule 10b5-1(c) under the Exchange Act. Counterparty acknowledges and agrees that any amendment, modification or waiver of the terms set forth herein must be effected in accordance with the requirements for the amendment of a “plan” as defined in Rule 10b5-1(c) under the Exchange Act. For the avoidance of doubt, Counterparty agrees that Section 13.2 of the Equity Definitions remains applicable with respect to the unwinds of any Hedge Positions and Hedging Activities of Bank in respect of the Transaction subject to each Warrant Confirmation. Bank acknowledges and agrees that it will use good faith efforts to effect purchases of the Shares in connection with this Letter Agreement in a manner that Bank reasonably believes, based on the representations, warranties and agreements of Counterparty set forth herein, that if such purchases were made by Counterparty, they would meet the requirements of Rule 10b-18(b)(2), (3) and (4) under the Exchange Act, subject to any delays between the execution and reporting of a trade of the Shares on the Exchange and other circumstances beyond Bank’s control.
Section 9.    Unwound Warrants. Except for the deliveries pursuant to this Letter Agreement, the parties agree that no payments or deliveries shall become due or payable and no exercises shall occur, with respect to the Warrants unwound hereunder; provided, however, that until the Final Unwind Settlement Date, the unwound Warrants shall remain subject to adjustment pursuant to the terms of the Warrant Confirmations, except that the sole terms that may be adjusted with respect thereto shall be the terms “Unwind Price” and “Number of Shares per Warrant” on Exhibit A and the Number of Unwound Warrants, in each case, in respect of each Unwind Settlement Date, and any such adjustments shall be made in order to account for the economic effect of such adjustment event on the unwind contemplated by this Letter Agreement, as determined in good faith and in a commercially reasonable manner by Bank. For the avoidance of doubt, Bank may make such an adjustment to the “Unwind Price”, the “Number of Shares per Warrant” and the Number of Unwound Warrants regardless of whether the relevant adjustment event occurred prior to the start of the Unwind Period.
Section 10.    Method of Delivery. Whenever delivery of funds, Shares or other assets is required hereunder by or to Counterparty, such delivery shall be effected through DBSI. In addition, all notices, demands and communications of any kind relating to this Letter Agreement between Bank and Counterparty shall be transmitted exclusively through DBSI.
Section 11.    Governing Law. This Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine).
Section 12.    Counterparts. This Letter Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all of the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Letter Agreement to be executed as of the date first above written.

DEUTSCHE BANK AG, LONDON BRANCH
By:	/s/ Michael Sanderson
	Name:	Michael Sanderson
	Title:	Attorney in Fact

By:	/s/ Lars Kestner
	Name:	Lars Kestner
	Title:	Attorney in Fact

DEUTSCHE BANK SECURITIES INC.,
acting solely as Agent in connection with this Letter Agreement

By:	/s/ Michael Sanderson
	Name:	Michael Sanderson
	Title:	Managing Director

By:	/s/ Lars Kestner
	Name:	Lars Kestner
	Title:	Managing Director

SALESFORCE.COM, INC.

By:__/s/ Mark Hawkins_________________
Authorized Signatory
Name: Mark Hawkins
Title: EVP, Chief Financial Officer